
School Specialty®

Fiscal Q3 2019 Investor Update

November 12, 2019

Safe Harbor Statement

This presentation contains statements about School Specialty's future liquidity and financial condition, results of operations, equity value, expectations, plans, or prospects, including information under the heading "Outlook for Q4 2019 & Beyond," "Fiscal 2019 Full Year Guidance," and the information regarding our Fiscal 2019 financial performance and business objectives outlook, that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Annual Report on Form 10-K for the fiscal year ended December 29, 2018 and Item 1A of Part II of School Specialty's Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2019, which factors are incorporated herein by reference. Other risks and uncertainties include, but are not limited to, the following: failure to comply with restrictive covenants under our credit facilities and other debt instruments; material adverse effects on our operating flexibility resulting from our debt levels; volatile or uncertain economic conditions; inability to respond in a timely manner to the needs of our clients; our ability to refinance our currently maturing debt; declining school budgets; cyberattack or improper disclosure or loss of sensitive or confidential company, employee or client data; increasing competition in our science curriculum products; and other factors that may be disclosed from time to time in our SEC filings or otherwise. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

2019 Year-to-Date Performance: *Key Takeaways*

Year To Date Achievements

- Exceptional peak season fulfillment center performance; all customer-facing metrics (lead times, fill rates, etc.) exceeded target levels.
- Successful customer retention post 2018's operational challenges. Analysis of Q3 Supplies bookings indicates 96.5% net district retention rate(1) in 2019; per district bookings 99.5% of PY.
- Working capital fully normalized - boosting free cash flow on a TTM basis.
- Pricing actions are driving gross margin improvement in Supplies & Furniture, including within large bids & contracts.
- Achieved cost reductions while still investing in key areas of the business.

Key Challenges

- Sharp decline in Premier Agendas business due to operational challenges; in process of exiting the custom agenda business, which will remove a drag on our bottom line and shift resources to core areas.
- Delayed recovery of the Science Curriculum. Material timing shifts in the California adoption a key contributor; exceptionally strong and more advanced opportunity pipeline points to 2020 recovery. Product enhancements and sales/marketing improvements also expected to improve success rates.
- Continued weakness in the Instruction & Intervention product area; new products in early launch, the creation of a consolidated Curriculum sales team (Q3) and the full integration into team-sell expected to improve performance in 2020.

(1) The number of U.S. Public School Districts with Supplies shipments in Q3 2019 as a percentage of U.S. Public School Districts with Supplies shipments in Q3 2018. Considers both Districts added and Districts lost.

Outlook for Q4 2019 & Beyond

Organic Revenue Growth

- Modest growth in Supplies as team-sell model and customer segmentation strategy matures and enables deeper penetration of existing customers. Team-sell driving growth in large districts; expanded inside sales team expected to improve trends in smaller districts.
- Solid Furniture growth driven by market demand, investments in sales & support organization, and a robust 2020 new product launch, the largest in many years.
- Strengthening of the Science Curriculum opportunity pipeline and improved visibility; product, sales and marketing enhancements all expect to improve win rates.
- Stabilization in the Instruction & Intervention product category driven by new products and improved market coverage enabled by a consolidated Curriculum sales organization.

Cost Containment & Operational Process Excellence

- Continue to benefit from process excellence initiatives designed to lower fixed cost structure and drive operating leverage across the organization.
- Strong focus on supply chain improvements to lower inventory levels, reduce fulfillment center expenses and drive further transportation cost savings.
- Recent cost reductions reflect heightened focus on core competencies; increase resource allocation to areas of growth.

Strategic Investments to Support Growth

- Sales investments to enhance market coverage for: learning environments; early childhood; and mid-tier districts.
- Sales support structure to enable more efficient processing front and back-end support of bids, quotes and learning environment projects.
- Technology that enhances the customer experience by streamlining the sales process and enabling procurement process efficiencies.

Improving Bottom-line and Free Cash Flow

- Gross margin improvements at the product category level will enhance bottom-line impact of revenue growth; expecting further YoY margin improvement in 2020. Recovery in Science Curriculum will further enhance GM from mix perspective.
- Working capital has normalized and initiatives underway to further reduce working capital investment.
- Non-recurring expenses associated with restructuring efforts and capital structure issues expected to decline materially in 2021.

Q3 2019 Revenue Overview

Q3 2019 revenue was $278.5M, a decline of 4.1% as compared to the previous year. The main drivers were as follows:

Distribution segment revenue of $265.4M, a decline of 2.1% as compared to the previous year. Excluding the Agenda business, which is being discontinued, Distribution Segment revenue was down 0.5%. Revenue growth in Supplies and AV Tech was offset by weakness in the Instruction & Intervention and lower Furniture revenue.

- **Supplies**
  - Revenue of $122.3M, up 2.2% as compared to the previous year, reflecting continued strength in large school districts as a result of the maturing team sell model, price increases and strong fulfillment center performance. Sales growth has been offset by weakness in small-to-medium sized districts, Canada, and non-district accounts. Q3 marked solid improvement from Q2 that saw revenues of $77.0M, down 4.0%.
  - We experienced a strong retention of accounts that experienced operational challenges in 2018. The commitment of these relationships continues to prove the strength and uniqueness of our value proposition within the education market.
- **Furniture**
  - Revenue of $98.0M, down 1.7% as compared to the previous year. Strong demand in the transactional furniture category (+3.5%) continued to be offset by lower learning environment project sales driven by a strategic decision to focus resources on higher margin opportunities. Note that gross margin in the Furniture product area are up 90 bps in Q3 (80 bps YTD), which has driven gross profit growth year-over-year in both Q3 and YTD.
- **Instruction & Intervention ("I&I")**
  - Revenue of $20.0M, down 9.3% YoY, reflecting continued soft demand in our Triumph Learning (Coach) product line.
  - Launched *Success Coach* in Q3, which is expected to strengthen the category in 2020. This represents the first major new product release in several years. The pipeline of opportunities for Wordly Wise and SPIRE continues to remain solid as a result of a more cohesive Curriculum sales organization. Through mid-November, we are experiencing YOY growth in I&I for the quarter.

Science Curriculum segment revenue of $13.1M, a decline of 32.1% as compared to the previous year. Performance reflects continued soft market demand and lower overall win-rates. We have made certain product enhancements and improvements to our sales / marketing approach in the face of a changing competitive landscape. Based on a materially stronger and more advanced opportunity pipeline and the large number of active customer pilots, confidence is building that the pending recovery in the Science Curriculum segment will recover in 2020.

Q3 2019 Gross Profit Overview

Q3 2019 gross profit was $92.6M, down $4.9M or 5.1% as compared to the previous year, representing a gross margin of 33.2%, 40 bps lower than Q3 2018. Q3 2019 gross margin improved 40 bps as compared to Q2 2019.

- YoY spread in gross margin narrowed significantly from a 190 bps YoY decline in Q2 2019 to a 40 bps decline in Q3 2019.
- General price increases and improved bidding process driving positive margin trends at the product category level, particularly in Supplies and Furniture. The impact is dampened by mix shift driven by Science segment revenue declines.

The main drivers of gross profit were as follows:

- ***Distribution Segment*** gross profit of $85.1M, down $1.4M or 1.6% as compared to the previous year, representing a gross margin of 32.1%, a 20 bps improvement over prior year.
    - Strong shift in gross margin spread from a contraction of 110 bps in Q2 2019 to an expansion of 20 bps in Q3 2019.
    - Pricing actions and improved approach to bids & contracts have continued to positively impact gross margins over the past three quarters.
    - The Q3 performance was negatively impacted by meaningful YoY sales and gross margin declines in the Agenda category.
    - We expect the impact of pricing actions to drive positive YoY gross margin variances in Q4 2019 with continued expansion in 2020.
- ***Science Curriculum Segment*** gross profit of $7.5M, down $3.6M or 32.4% as compared to the previous year, representing a gross margin of 56.9%, decreasing 30 bps YoY.
    - Product pricing and costs are generally consistent YoY. Minor margin variances occur quarter-to-quarter based on volume fluctuations and the impact certain semi-fixed costs recognized in cost of goods sold.

Structural Improvements Leading to Improved YoY Gross Margin Profile

- **Pricing actions and improved approach to bids / contracts gradually materialized through Q3.**
- **The most pronounced impact of pricing changes became evident in Q3.**
- **Lower gross margins are expected during the "peak-season," driven primarily by product mix.**
- **Pricing actions beginning in mid-2018 have substantially offset the seasonal decline; YoY favorability emerged in late Q2 and was sustained in Q3 and early Q4.**

Pricing actions include:

- *More effective assortment review to optimize SKU list prices and published discount prices.*
- *Improved bid/quote process and analytics.*
- *Structured discount programs to be more in-line with the strategic value of the customer / opportunity.*

Supplies Weekly Booked GM



Booked GM %
2019
Q3 2018
Q4 2019
160
140
120
100
80
60
40
20
0
20,000,000
18,000,000
16,000,000
14,000,000
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
-
201801
201803
201805
201807
201809
201811
201813
201815
201817
201819
201821
201823
201825
201827
201829
201831
201833
201835
201837
201839
201841
201843
201845
201847
201849
201851
201901
201903
201905
201907
201909
201911
201913
201915
201917
201919
201921
201923
201925
201927
201929
201931
201933
201935
201937
201939
201941
201943
Revenue
2018 Full Year GM% Indexed
GM% Indexed

Further pricing actions taken during 2019 in preparation for 2020 expected to continue margin improvement in Supplies & Furniture.

Q3 2019 SG&A Review

School Specialty

(amounts in thousands)	Q3		YTD	
	2019	2018	2019	2018
Total SG&A costs	$ 64,436	$ 59,607	$ 167,416	$ 170,553
Less:				
D&A	4,554	4,164	12,963	13,479
Stock-based compensation	118	(19)	(772)	1,178
FX (gain) loss	(10)	(67)	119	3
Custom Planner SG&A (1)	5,282	3,495	8,973	7,791
Restructuring-related	3,450	313	2,803	2,001
All other operating SG&A	$ 51,042	$ 51,721	$ 143,330	$ 146,102
Change in all other operating SG&A		$ (678)		$ (2,772)
		-1.3%		-1.9%

increases / (decreases) (amounts in thousands)	Q3	YTD
YOY Increases / (decreases) to All Other Operating SG&A:		
Change in variable SG&A related to volume	$ (390)	$ (988)
Impact of freight rates	(75)	(320)
Impact to direct labor costs/staffing for FCs	583	1,365
Fixed staffing levels (Compensation & Benefits)	(1,069)	(2,690)
Catalog expense	(50)	375
Change in incentive compensation expense	3,109	1,866
Changes in other SG&A categories	(2,787)	(2,380)
YOY Decrease in All Other SG&A Costs	$ (678)	$ (2,772)

(1) Includes $1.4M of one-time costs associated with the transition to a new operating platform.

Further cost reductions expected from process excellence initiatives and efficiencies gained through IT projects in process.

SG&A Comments

- Q3 2019 SG&A up $4.8M or 8.1%, driven by: increased fulfillment center and customer care labor; increased incentive compensation expense recognized in the quarter (timing-related); and increased costs associated with the custom-planner business.
- Total Q3 2019 SG&A was 23.1% of revenue, up 260 bps from Q3 2018.
- Adjusting for D&A, stock-based compensation, FX (gain) loss, restructuring-related expenses, and SG&A associated with discontinued Custom Planner operation, all other operating SG&A decreased by 1.3%.
- Renegotiated freight contracts key driver of YoY decreases in transportation costs in Q3 2019; expect rest of year transportation costs to be favorable vs. PY.
- Catalog rationalization efforts drove a decrease of $0.1M in Q3 2019. While we report a YTD increase of $0.4M, this includes a $1.8M shift in catalog production from 2018 to 2019.
- Incentive compensation expense related to the management incentive plan was $0 in Q3 2019 compared to credit of $1.1M in Q3 2018. The sales commission portion of incentive compensation increased $2.0M YoY in Q3; increase sales commission expense represents the entire YTD variance and is due to compensation plan design changes.

Q3 2019 Operating Income, Adj. EBITDA and Cash Flow Overview

- **Q3 2019 operating income of $22.5M vs. operating income of $37.2M in Q3 2018.**
  - Operating income reduced by $7.2M, or 49.0%, as a result of the custom agenda business due to challenges associated with transitioning to a new platform. In process of exiting custom agenda business due to the sharp decline in the business and operational challenges, which may require significant investment to remedy.
  - Q3 2019 operating income reflects a $4.6M non-cash goodwill impairment charge, $0.4M increase in restructuring expense and a $3.1M increase in restructuring-related costs included in SG&A.

- **Q3 2019 Adjusted EBITDA of $37.5M vs. $44.0M in Q3 2018.**
  - The Adjusted EBITDA contribution of the discontinued custom planner product line drove $6.3M of the $6.5M YoY decline.
  - While gross profit was down $4.9M, excluding the custom planner product line gross profit was up $0.2M YoY in Q3.
  - Increases in operating SG&A drove a $0.7M reduction in Adjusted EBITDA (detailed on the following slide).

- **Q3 2019 free cash flow of -$6.9M vs. -$24.0M in Q3 2018.**
  - Successful normalization of working capital had a $25.7M positive impact of FCF in the quarter.
  - Reduced CAPEX and Product Development spend had a $0.9M positive impact in the quarter.
  - Lower Adjusted EBITDA had a $6.5M negative impact on FCF YoY.
  - Increased non-recurring / restructuring costs had a $3.6M negative YoY impact in the quarter.
  - Net cash taxes paid in the Q3 2019 increased $1.1M YoY.
  - Cash interest expense increased $0.5M YoY in Q3 2019 due higher overall borrowing costs. Average debt balances were generally consistent YoY for the quarter.

Strategic Alternatives and Financing Update

- In active discussions with multiple parties across a range of alternatives, including sale transactions and junior capital investments.
- Proposals have been requested to be submitted in November.
- The Company recently reached agreement in principle on non-binding terms with its senior secured lenders for a forbearance related to third quarter noncompliance and amendments to the terms of its debt facilities.
- In discussions to obtain an extension of the December 12, 2019 maturity date of the Deferred Cash Payment Obligations.
- Operations continue in the normal course of business.


Financial Update

Q3 2019 and YTD Financial Performance Summary

School Specialty

2019 YTD Income Statement Summary			
($'s in millions)	FY 19 Actual	FY 18 Actual	Variance
Revenue	$535.1	$558.8	($23.8)
Gross Profit	$178.0	$192.4	($14.3)
Gross Margin %	33.3%	34.4%	-110 bps
Selling, General & Administrative Expenses (1)	$167.4	$170.6	($3.2)
Operating Income	$3.5	$20.7	($17.2)
Adjusted EBITDA	$33.8	$43.5	($9.7)

2019 YTD Revenue Summary			
($'s in millions)	FY 19 Actual	FY 18 Actual	Variance
Supplies	$253.0	$253.4	($0.4)
Furniture	$174.8	$175.9	($1.2)
Instruction & Intervention	$45.1	$48.9	($3.8)
AV Tech	$12.2	$12.1	$0.1
Agendas	$21.7	$28.7	($7.0)
Science	$27.7	$37.5	($9.8)

2019 3rd Quarter Income Statement Summary			
($'s in millions)	FY 19 Actual	FY 18 Actual	Variance
Revenue	$278.5	$290.3	($11.8)
Gross Profit	$92.6	$97.5	($4.9)
Gross Margin %	33.2%	33.6%	-40 bps
Selling, General & Administrative Expenses (1)	$64.4	$59.6	$4.8
Operating Income	$22.5	$37.2	($14.7)
Adjusted EBITDA	$37.5	$44.0	($6.5)

2019 3rd Quarter Revenue Summary			
($'s in millions)	FY 19 Actual	FY 18 Actual	Variance
Supplies	$122.3	$119.7	$2.6
Furniture	$98.0	$99.6	($1.7)
Instruction & Intervention	$20.0	$22.0	($2.0)
AV Tech	$4.0	$3.7	$0.3
Agendas	$19.5	$23.9	($4.4)
Science	$13.1	$19.3	($6.2)

(1) SG&A includes restructuring-related costs of $3.5M and $7.4M for the Q3 2019 and YTD 2019, respectively. SG&A includes restructuring-related costs of $0.3M and $2.0M for Q3 2018 and YTD 2018, respectively.

Working Capital Analytics / Other Cash Flow Drivers

School Specialty

($'s in millions)	Q3 2019 Actual	Q3 2018 Actual	Q3 2017 Actual	Q3 2016 Actual
Accounts Receivable	$162.1	$175.1	$162.3	$172.1
Inventories	$82.0	$96.0	$84.3	$84.8
Deferred Catalog Costs	$0.00	$0.00	$2.9	$2.6
Prepaid Expense and Other Current Assets	$19.2	$17.7	$15.4	$13.2
Accounts Payable	$49.3	$43.2	$38.4	$44.0
Other Current Liabilities	$37.1	$38.2	$38.2	$39.1
Net Working Capital	**$176.8**	**$207.4**	**$188.4**	**$189.7**
NWC (% of TTM Revenue)	**27.2%**	**30.9%**	**28.5%**	**29.3%**
Days Sales Outstanding (DSO)	53.0 Days	54.9 Days	51.2 Days	51.9 Days
Days Inventory on Hand (DIOH)	40.1 Days	45.3 Days	42.2 Days	40.6 Days
Days Payable Outstanding (DPO)	24.1 Days	20.4 Days	19.2 Days	21.1 Days
CAPEX - TTM	**$11.4**	**$12.0**	**$13.4**	**$11.6**
Product Development - TTM	**$3.5**	**$5.3**	**$2.9**	**$3.1**
Cash Interest - TTM	**$14.1**	**$11.4**	**$11.7**	**$13.9**

- Working capital at lowest level, in terms of $'s and % of revenue, in past 3 years.
- Accounts Receivable down by $13.0M. Lower volume in Q3 2019 contributed $7.1M of the YOY reduction in accounts receivable, while improved DSOs contributed the remaining $5.9M YOY decrease. The DSO improvement is directly related to stronger operational performance in 2019 vs. 2018.
- Inventory decreased YOY by $14.0M. Lower volume in Q3 2019 contributed $3.4M of the YOY reduction in inventory. Improvements to the procurement process have reduced DIOH by 5.2 days, resulting in $10.6M of lower inventory.
- Trailing-twelve-months capex of $11.4M at end of Q3 2019 is expected to continue to trend downward.
- Product development investment in line with plan; spending decrease vs. TTM FY18 Q3 is related to 2017/2018 spend in anticipation of 2019 FOSS California adoption.
- TTM cash interest increased by $2.7M due to a combination of increases in average debt outstanding and higher borrowing costs associated with increases to both LIBOR and applicable margins.

Note: Net Working Capital excludes cash, currently maturing long-term debt and current lease liabilities.

Capitalization Summary

($'s in millions)	Q3 2019 Actual	Q3 2018 Actual	Q3 2017 Actual	Q3 2016 Actual
Cash and Cash Equivalents	$5.86	$7.92	$8.17	$7.35
ABL Facility, maturing in 2022	$69.00	$85.80	$53.39	$50.64
Term Loan, maturing in 2022	$108.42	$111.73	$122.63	$122.23
Total 1st Lien Debt	**$177.42**	**$197.53**	**$176.02**	**$172.86**
Deferred Cash Payment Obligations (PIK Notes)	$26.77	$24.46	$22.32	$19.69
Total Debt	**$204.19**	**$221.98**	**$198.34**	**$192.55**
Net Debt (Total Debt – Cash and Cash Equiv.)	***$198.33***	***$214.06***	***$190.17***	***$185.20***
Equity Market Capitalization	$14.00	$125.30	$117.25	$100.03
Enterprise Value ("EV")	**$212.33**	**$339.36**	**$307.42**	**$285.23**
LTM Adjusted EBITDA	**$25.40**	**$40.38**	**$50.66**	**$45.86**
EV / LTM Adj. EBITDA	8.4x	8.4x	6.1x	6.2x
GAAP Total Debt Reconciliation:				
Total Debt from above	$204.19	$221.98	$198.34	$192.55
Term Loan Original Issue Discount	---	---	($0.00)	($1.50)
Unamortized Term Loan Debt Issue Costs	($5.12)	($2.87)	($3.53)	($3.72)
GAAP Total Debt	**$199.07**	**$219.11**	**$194.80**	**$187.32**

Total Net Debt Down $15.7M YOY:

a) $19.8M of positive TTM Q3 2019 FCF offset by $3.2M PIK note interest, $0.5M of contingent purchase price, and $0.4M of loan refinancing fees.

ABL and Term Loan Facilities:

a) ABL balance is $69.0M as of 9/28/19.

b) Gross excess availability of $58.8M (borrowing base availability + cash) compared to a minimum liquidity requirement of $6.3M, indicating an availability cushion of ~$52.5M.

c) Term Loan balance at Q3 2019 reflects $110.0M original balance + $14.0M delayed draw for TL acquisition + $0.7M of PIK interest reduced by $16.4M of principal repayments.

Current Maturities of LT Debt:

a) All debt is classified as current.

b) Based on the term sheet, the ABL would mature in October 2020 and the term loan would mature in November 2020.

c) PIK notes will total $27.2M upon December 2019 maturity. Ongoing discussions in process to extend maturity date to December 2020.

- Increase in Net Debt over the past 3 years due entirely to acquisition (+$20.2M) and PIK Note accretion (+$7.9M), partially offset by free cash flow.
- Anticipate deleveraging in FY19 based on free cash flow outlook.


Guidance Update

Fiscal 2019 Full Year Guidance

Metric	Guidance Announced on Q2 2019 Earnings Call	Updated Guidance Announced on Q3 2019 Earnings Call
Revenue	*$640 – 650 million*	*Approximately $638M*
Gross Margin	*YoY Increase of 50 bps*	*Approximately 33.2%; YoY decrease of 70 bps driven primarily by Agendas and lower Science revenues*
Total SG&A (excluding restructuring related charges)	*Decrease of approximately 6%, as cost reduction efforts help to mitigate lower than expected top-line results*	*Decrease of approximately 5.8% to approximately $205M*
Adjusted EBITDA (1)	*Lower end of original guidance (~$42 million)*	*Range of $28M-$30M*(2)
Capital Expenditures	*$10 million*	*No change; approximately $10M*
Product Development	*$5 million*	*Modestly lower; approximately $4M*
Leveraged Free Cash Flow	*$15 - 20 million, due to higher than anticipated year end net working capital associated primarily with lower incentive compensation accruals and increased restructuring costs*	*$0 – 5 million, reduced outlook due primarily to Agenda losses, lower Science Curriculum revenue and increased restructuring costs*

(1) Our Adjusted EBITDA guidance includes an estimate of addbacks for non-recurring and other restructuring-related costs. The terms of our credit facilities limit the amount of these addbacks for purposes of calculating Adjusted EBITDA for covenant purposes. Such limitations may result in a difference between reported Adjusted EBITDA and Adjusted EBITDA for covenant purposes.

(2) Includes the custom student planner business, which is expected to be reported as discontinued operations beginning in Q4. Custom planners represents approximately $19M of Revenue, $10M of SG&A and an Adjusted EBITDA loss of $5M in the full year guidance referenced above.

Bridge from FY 2018 to FY 2019 Outlook

2018 Reported Revenue	*$ 673.5*	*YoY Change*	*2018 Reported SG&A Expense*		*$ 222.2*
Supplies	(10.6)	-3.4%	Restructuring-related		6.1
Furniture	(2.0)	-0.9%	D&A		0.6
Instruction & Intervention	(4.5)	-7.8%	Stock-Based Comp		(2.5)
AV Tech	(0.3)	-1.8%	Agendas Related (b)		0.7
Agendas	(7.1)	-23.8%	Variable SG&A (b)		(1.5)
Science	(9.0)	-20.3%	Fixed SG&A (b)		(10.9)
Freight / Allowances (Net)	(1.6)				
2019 Revenue Guidance	**$ 638.5**	**-5.2%**	**2019 SG&A Guidance [c]**		**$ 214.7**
2018 Reported Gross Profit	*$ 228.5*	*GM 33.9%*	*2018 Adj. EBITDA*		*$ 35.1*
Supplies	(2.4)		Distribution (ex. Agendas) Volume	(8.1)	
Furniture	1.6		Distribution (ex. Agendas) GM Rate	3.5	
Instruction & Intervention	(3.1)		Agenda Volume	(3.5)	
AV Tech	0.5		Agenda GM Rate	(3.6)	
Agendas	(7.1)		Science Volume	(5.1)	
Science (a)	(5.1)		Science GM Rate	(0.4)	
Other	(1.2)		Total Gross Profit Change		(17.2)
			SG&A Change (b)		11.7
2019 Gross Profit Guidance	**$ 211.7**	**33.2%**	**2019 Adj. EBITDA Guidance**		**$ 29.6**

a) Includes $0.4M benefit from lower product development amortization costs.
b) Impacts Adjusted EBITDA as presented
c) Includes $8.6M of restructuring costs

The discontinued custom Agenda business is estimated to be contributing $7.8M negative variance YoY on full-year 2019 Adjusted EBITDA. Excluding this variance, the Adjusted EBITDA outlook represents a YoY increase of $2.3M. Excluding the estimated results of the custom Agenda business, the 2019 Adjusted EBITDA forecast is approximately $34M.

Comments on Updated Outlook

- Supplies & Furniture full year revenue outlook is approximately $7.5M stronger than factored into previous outlook based on solid post peak-season booking trends.
  - GM improvement year-over-year in 2H is estimated to be modestly lower than previous expected.
  - *Gross Profit contribution from Supplies & Furniture is consistent with prior guidance.*
- Science Curriculum revenue outlook is approximately $12.0M lower than previous estimates.
  - *GM is consistent with expectations; lower revenue outlook drove a $6.6M reduction in full year Gross Profit contribution.*
- While the full year Agenda revenue outlook is materially consistent with prior expectations, GM is materially weaker due to credits provided and costs incurred to resolve order issues.
  - *Gross Profit outlook is approximately $2.0M lower than previously expected.*
- Instruction & Intervention revenue outlook is modestly lower than previously expected.
  - *Gross Profit contribution is approximately $1.0M lower than previously expected.*
- Overall SG&A (excl. D&A, restructuring costs, and stock-based comp) is expected be down approximately $11.7M YoY.
  - *Favorability is approximately $2.3M less than previously expected due to higher Agenda related SG&A.*



Appendix

Consolidated Statement of Operations

School Specialty

	For the Three Months Ended		For the Nine Months Ended	
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Revenues	$ 278,512	$ 290,280	$ 535,053	$ 558,839
Cost of revenues	185,945	192,776	357,005	366,470
Gross profit	92,567	97,504	178,048	192,369
Selling, general and administrative expenses	64,436	59,607	167,416	170,553
Impairment charge	4,580	-	4,863	-
Facility exit costs and restructuring	1,080	667	2,290	1,149
Operating income (loss)	22,471	37,230	3,479	20,667
Other expense:				
Interest expense	5,341	4,157	14,927	11,351
Change in fair value of derivatives	238	-	1,320	-
Income (loss) before benefit from income taxes	16,892	33,073	(12,768)	9,316
Provision for (benefit from) income taxes	(972)	14,517	199	9,420
Net income (loss)	$ 17,864	$ 18,556	$ (12,967)	$ (104)
Weighted average shares outstanding:				
Basic	7,025	7,000	7,013	7,000
Diluted	8,282	7,063	7,013	7,000
Net Loss per Share:				
Basic	$ 2.54	$ 2.65	$ (1.85)	$ (0.01)
Diluted	$ 2.16	$ 2.63	$ (1.85)	$ (0.01)

Adjusted Earnings before interest, taxes, depreciation, amortization, change in value of derivatives, restructuring and impairment charges (EBITDA) reconciliation:	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net income (loss)	$ 17,864	$ 18,556	$ (12,967)	$ (104)
Provision for (benefit from) income taxes	(972)	14,517	199	9,420
Purchase accounting deferred revenue adjustment	-	77	-	715
Impairment charge	4,580	-	4,863	-
Restructuring costs	1,080	667	2,290	1,149
Restructuring-related costs incl in SG&A	3,450	313	7,383	2,002
Change in fair value of derivatives	238	-	1,320	-
Depreciation and amortization expense	4,605	4,214	13,118	13,607
Amortization of development costs	1,171	1,503	3,471	4,190
Net interest expense	5,341	4,157	14,927	11,351
Stock-based compensation	118	(19)	(771)	1,178
Adjusted EBITDA	$ 37,475	$ 43,985	$ 33,833	$ 43,508

Condensed Consolidated Balance Sheet

School Specialty

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands, Except Share and Per Share Amounts)

	September 28, 2019	September 29, 2018
ASSETS		
Current assets:		
Cash and cash equivalents	$ 5,862	$ 7,922
Accounts receivable, less allowance for doubtful accounts of $1,721 and $1,310, respectively	162,127	175,111
Inventories, net	81,974	96,024
Prepaid expenses and other current assets	18,802	17,731
Refundable income taxes	397	-
Total current assets	$ 269,162	$ 296,788
Property, plant and equipment, net	29,497	31,732
Operating lease right-of-use asset	11,275	-
Goodwill	-	26,842
Intangible assets, net	30,215	34,245
Development costs and other	13,818	15,407
Deferred taxes long-term	282	2,002
Investment in unconsolidated affiliate	-	-
Total assets	$ 354,249	$ 407,016

	September 28, 2019	September 29, 2018
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities - long-term debt	$ 199,068	$ 90,450
Current operating lease liability	5,039	-
Accounts Payable	49,341	43,219
Accrued compensation	7,156	5,211
Contract liabilities	7,589	7,232
Accrued royalties	1,542	2,105
Other accrued liabilities	20,829	23,885
Total current liabilities	290,564	172,102
Long-term debt - less current maturities	0	128,830
Operating lease liability	6,337	-
Other liabilities	3,580	569
Total liabilities	300,481	301,501
Stockholders' equity:		
Common stock, $0.001 par value per share, 50,000,000 shares authorized; 7,025,219; 7,000,000 and 7,000,000 shares issued and outstanding, respectively	7	7
Treasury stock, at cost 5,145; 5,145 shares authorized and outstanding	(34)	-
Capital in excess of par value	124,301	124,228
Accumulated other comprehensive loss	(1,902)	(1,720)
Retained earnings (accumulated deficit)	(68,604)	(17,000)
Total stockholders' equity	53,768	105,515
Total liabilities and stockholders' equity	$ 354,249	$ 407,016

Condensed Consolidated Statement of Cash Flows

	September 28, 2019	September 29, 2018
Cash flows from operating activities:		
Net income	$ (12,967)	$ (104)
Adjustments to reconcile net income to net cash used in operating activities:		
Depreciation and intangible asset amortization expense	13,118	13,607
Amortization of development costs	3,472	4,190
Impairment of goodwill and intangibles	4,863	-
Amortization of debt fees and other	1,417	815
Unrealized foreign exchange (gain) loss	1	(18)
Change in fair value of warrant derivative	1,320	-
Gain on disposal of assets	-	(20)
Share-based compensation expense	(771)	1,145
Deferred taxes	-	990
Non-cash interest expense	2,677	1,717
Changes in current assets and liabilities:		
Accounts receivable	(84,225)	(105,744)
Inventories	8,087	(20,333)
Prepaid expenses and other current assets	(2,417)	(1,412)
Accounts payable	8,245	16,614
Accrued liabilities	8,441	2,488
Net cash used in operating activities	(48,739)	(86,065)
Cash flows from investing activities:		
Additions to property, plant and equipment	(7,904)	(8,921)
Investment in product development costs	(2,623)	(3,581)
Proceeds from sale of assets	-	100
Net cash used in investing activities	(10,527)	(12,402)
Cash flows from financing activities:		
Proceeds from bank borrowings	191,244	201,776
Repayment of bank borrowings	(126,458)	(126,190)
Earnout payment for acquisition	(501)	(816)
Payment of debt fees and other	(131)	-
Purchase of treasury stock	(34)	-
Net cash provided by financing activities	64,120	74,770
Effect of exchange rate changes on cash	(22)	(242)
Net increase/(decrease) in cash and cash equivalents	4,832	(23,939)
Cash and cash equivalents, beginning of period	1,030	31,861
Cash and cash equivalents, end of period	$ 5,862	$ 7,922

Direct Cash Flow Calculations

(amounts in thousands)	Nine Months Ended September 28, 2019	Nine Months Ended September 29, 2018
Adjusted EBITDA	$ 33,833	$ 43,508
Capex	(7,904)	(8,921)
Prod Dev	(2,623)	(3,581)
Proceeds from sales	-	100
Unrealized FX (gain) loss	1	(18)
Other	(9,672)	(2,929)
Change in WC (excl. tax)	(61,869)	(116,314)
Unleveraged free CF	$ (48,234)	$ (88,155)
Cash Interest	(10,833)	(8,819)
Cash Taxes	(199)	(1,493)
Leveraged free CF	$ (59,266)	$ (98,467)
GAAP CF		
Operating	(48,739)	(86,065)
Investing	(10,527)	(12,402)
	$ (59,266)	$ (98,467)

Fiscal 2019 Outlook: Reconciliation to Non-GAAP

School Specialty

The Company's Adjusted EBITDA and Leveraged Free Cash Flow outlook for FY19 are non-GAAP measures. Reconciliations of these non-GAAP measures to the nearest GAAP financial measures are presented in the following tables:

	Low End of Adjusted EBITDA Outlook	High End of Adjusted EBITDA Outlook
Operating income	$ (9.9)	$ (9.4)
Plus:		
Depreciation and amortization	22.5	23.0
Impairment	4.9	4.9
Restructuring-related costs	11.0	12.0
Stock-based compensation expense	(0.5)	(0.5)
Adjusted EBITDA	$ 28.0	$ 30.0

	Low End of Leveraged Free Cash Flow Outlook	High End of Leveraged Free Cash Flow Outlook
Cash provided by operations	$ 14.0	$ 19.0
Cash used in investing	(14.0)	(14.0)
Leveraged free cash flow	$ -	$ 5.0

Non-GAAP Financial Information

Non-GAAP Financial Information

This update includes references to Adjusted EBITDA, Leveraged/Unleveraged Free Cash Flow, and Total Debt, each of which is a non-GAAP financial measure. Adjusted EBITDA represents net income (loss) adjusted for: provision for (benefit from) income taxes; restructuring costs; restructuring-related costs included in SG&A; purchase accounting deferred revenue adjustment; impairment charges; changes in fair value of derivatives; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation. Unleveraged Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; proceeds from sales; unrealized foreign exchange gains and losses; other; and changes in working capital. Leveraged Free Cash Flow is Unleveraged Free Cash Flow adjusted for Cash Interest and Cash Taxes. Total Debt represents the cash repayment obligations associated with the Company's borrowings excluding unamortized term loan debt issuance costs and term loan original issue discount.

The Company considers Adjusted EBITDA a relevant supplemental measure of its financial performance and Leveraged and Unleveraged Free Cash Flow relevant supplemental measures of liquidity. The Company believes these non-GAAP financial results provide useful supplemental information for investors regarding trends and performance of our ongoing operations and are useful for YOY comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company assesses its operating performance using both GAAP operating income and non-GAAP Adjusted EBITDA in order to better isolate the impact of certain, material items that may not be comparable between periods. The Company believes that Leveraged/Unleveraged Free Cash Flow provides a meaningful measure of its ability to generate cash and improve liquidity. In addition, the Company believes it provides investors a useful basis for assessing the Company's ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments. The Company considers Total Debt a meaningful measure of the future cash obligations of the Company which is useful in assessing future liquidity needs.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business, and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and trends.

Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Leveraged/Unleveraged Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations. Total Debt should not be considered an alternative to Total Debt as determined under GAAP.

A reconciliation of: (i) Adjusted EBITDA to GAAP net income (loss) for the three and nine months ended September 28, 2019 and September 30, 2018 and projected Fiscal 2019 Adjusted EBITDA to projected Fiscal 2019 operating income; (ii) Leveraged/Unleveraged Free Cash Flow to Adjusted EBITDA for the nine-months ended September 28, 2019 and September 30, 2018 and projected Fiscal 2019 Leveraged Free Cash Flow to projected Fiscal 2019 Cash Provided by Operations and (iii) Total Debt to GAAP Total Debt as of September 28, 2019, September 30, 2018, September 30, 2017 and September 24, 2016 is included in this Fiscal Q3 2019 Investor Update dated November 12, 2019.